                                                                       Exhibit 6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                 PROMISSORY NOTE
                                   SERIES FOUR

$250,000.00                                               MINNEAPOLIS, MINNESOTA
                                                                   JULY 22, 1997

     FOR VALUE RECEIVED, the undersigned, CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation ("Company"), promises to pay to the order of WILLIAM M. TOLES (the "Payee"), at Minneapolis, Minnesota, or at such other place as the Payee shall designate in writing, the principal amount of Two Hundred Fifty Thousand and NO/100 Dollars ($250,000.00), plus accrued interest thereon. The Company shall pay to the Payee interest on the unpaid principal balances of this Note at an annual rate equal to ten percent (10%) (computed on the basis of actual days elapsed in a 365-day year).

     Unless prepaid or extended as hereinafter provided, principal and accrued interest shall be payable on July 22, 1998.

     1. PREPAYMENT OR EXTENSION; NOTICE TO PAYEE. The Note may be prepaid, in whole or in part, without the payment of premium or penalty.

     2. INVESTMENT INTENT. Other than pursuant to registration under federal and any applicable state securities laws or an exemption from such registration, this Note may not be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this Note is to be so transferred of any representations and agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. The Lender, by acceptance hereof, agrees to give written notice to the Company before transferring this Note of the Lender's intention to do so, describing briefly the manner of any proposed transfer. Within ten (10) days after receiving such written notice, the Company shall notify the Lender as to whether such transfer may be effected and of the conditions to any such transfer.

                           (Page 131 of 142 Pages)

     3.   EVENTS OF DEFAULT.  As used herein, "Event of Default" shall mean:
(a) the default in the payment of any principal on the Note when it becomes due and payable and the continuance of such a default for a period of thirty
(30) days after Payee has given to Company written notice of such default by certified mail; or (b) the default in the payment of any interest on the Note when it becomes due and payable and the continuance of such a default for a period of thirty (30) days after Payee has given to Company written notice of such default by certified mail; (c) default in the performance, or breach, of any covenant or agreement of the Company in the Note or in the Stock Pledge Agreement between the parties hereto of even date herewith and the continuance of such default or breach for a period of thirty (30) days after Payee has given to Company written notice of such default by certified mail; or (d) the Company shall be adjudicated a bankrupt, or make an assignment for the benefit of creditors, or the Company shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property, or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of sixty (60) days, or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of sixty (60) days. In the event of default, the Company shall reimburse the Payee for all costs of collection reasonably incurred, including reasonable attorneys fees.

     4. ACCELERATION. Upon the occurrence of an Event of Default, the Payee, at its sole option, and upon written notice to the Company may declare the entire outstanding principal balance hereof, with accrued interest thereon immediately due and payable in full.

     5. BOOKS AND RECORDS OF COMPANY. During the period that this Note is outstanding and provided that the Company is then in default under this Note, Payee shall have the right to inspect the books and records of Company and to audit such books and records, all at the expense of Payee, provided that Payee enters into a confidentiality agreement with Company which is reasonably acceptable to Company. In addition, during the term of this Note, Company agrees to provide Payee with (a) unaudited quarterly financial statements of Company within 45 days after the end of each quarter, (b) annual audited financial statements within one hundred and twenty (120) days after the end of each fiscal year, and (c) a summary of the annual budget within forty five (45) days after the beginning of each fiscal year. The financial statements to be provided hereunder shall consist of a balance sheet, cash flow statement and profit and loss statement.

     6. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, to the appropriate party at the following addresses:



                           (Page 132 of 142 Pages)
     the "Company"

     Children's Broadcasting Corporation
     724 North First Street
     Fourth Floor
     Minneapolis, Minnesota 55401
     Attention:  Mr. Christopher T. Dahl

          with copy to:

          Children's Broadcasting Corporation
          724 North First Street
          Fourth Floor
          Minneapolis, Minnesota 55401
          Attention:  Lance W. Riley, Esq.

     the "Payee"

     Mr. William M. Toles
     c/o Tol-O-Matic, Inc.
     3800 County Road 116
     Hamel, Minnesota 55340

or at such other address as the party may specify by written notice to the other party, and such notice and other communications shall for all purposes of the Note be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     7. CHOICE OF LAW. It is the intention of the parties that the internal laws of Minnesota shall govern the validity of the Note, the construction of its terms and the interpretation of the rights and duties of the parties.

     8. This Note is secured by a pledge agreement ("Pledge Agreement") in the form attached hereto as Exhibit A.





                     [THIS SPACE LEFT INTENTIONALLY BLANK.]






                           (Page 133 of 142 Pages)

     IN WITNESS WHEREOF, the parties have executed the Note as of the date first above written.

                              COMPANY:

                              CHILDREN'S BROADCASTING
                                CORPORATION


                         BY:  /s/ Christopher T. Dahl
                              --------------------------------------------------
                              Christopher T. Dahl
                         ITS: Chairman of the Board, President and
                              Chief Executive Officer


                              PAYEE:


                              /s/ William M. Toles
                              --------------------------------------------------
                              William M. Toles



                           (Page 134 of 142 Pages)